                                                                     EXHIBIT 3.1

                                                            ENDORSED
                                                             FILED
                                              In the office of the Secretary of
                                               State of the State of California
                                                          NOV 18 1981
                                              MARCH FONG EU, Secretary of State
                                                       Gloria J. Carroll
                                                            Deputy

                          ARTICLES OF  INCORPORATION

                                      OF

                       FRANKLIN TELECOMMUNICATIONS CORP.

                                      I.

The name of the corporation is FRANKLIN TELECOMMUNICATIONS CORP.

                                      II.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III.

The name and address in the State of California of this corporation's initial agent for service of process is:

                                Frank W. Peters
                                413 Bethany St.
                           Thousand Oaks, CA. 91360



                                       IV

The corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000


DATED NOV. 22, 1981                         /s/ Frank W. Peters
                                            ------------------------------
                                                Frank W. Peters


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                            /s/ Frank W. Peters
                                            ------------------------------
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                                                       ENDORSED
                                                        FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                      JAN 31 1994
                                              MARCH FONG EU, Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                       FRANKLIN TELECOMMUNICATIONS CORP.

Frank W. Peters and Nicole Burbank certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Franklin Telecommunications Corp., a California corporation.

     2. Article IV (a) of the Articles of Incorporation of this corporation is hereby amended to read as follows:

     "The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and the number of shares of Common Stock authorized to be issued is Ninety Million (90,000,000). Upon the amendment of the Articles of Incorporation of this corporation as hereinabove provided, each ten (10) outstanding shares of Common Stock shall thereby be combined, reconstituted and converted into one share of Common Stock. No fractional shares shall be issued to shareholders in connection with such "reverse stock split", but in lieu thereof a certificate or certificates evidencing the aggregate of all fractional shares, rounded to the next higher whole share, if necessary, shall be issued to each holder of Common Stock who otherwise would be entitled to have a fractional share or fractional shares issued thereto.

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation in accordance with
Section 902 of the Corporations Code.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 57,365,120. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct or our own knowledge.

Dated:  January 25, 1994


                                            /s/ Frank W. Peters
                                            ------------------------------
                                            Frank W. Peters, President


                                            /s/ Nicole Burbank
                                            ------------------------------
                                            Nicole Burbank, Secretary